News Release

Contacts:	KLX Energy Services
Keefer M. Lehner, EVP & CFO
832-930-8066
IR@klxenergy.com

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
KLXE@dennardlascar.com

KLX Energy Services Announces Amendment and Extension of ABL Facility

Company Raises 2022 Third Quarter Guidance

HOUSTON – September 28, 2022 – KLX Energy Services Holdings, Inc. (NASDAQ: KLXE) (“KLX” or the “Company”) announced today that the Company has entered into a Third Amendment to the Credit Agreement, with certain of its subsidiaries party thereto, as guarantors, JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent and the lender party thereto (the “Amendment”), which amends that certain Credit Agreement, dated as of August 10, 2018, with JPM, as administrative agent, collateral agent and an issuing lender and the other lenders and issuing lenders party thereto from time to time (as amended, the “Credit Agreement”).

The Amendment, among other things, (i) extends the maturity date of the Credit Agreement by a year from September 14, 2023 to September 15, 2024, (ii) increases the applicable margin by 0.50%, (iii) replaces LIBOR as the benchmark rate with Term SOFR, (iv) provides the Company with the ability to redeem, repurchase, defease or otherwise satisfy its outstanding senior secured notes using proceeds of equity issuances or by converting or exchanging such secured notes for equity, (v) resets consolidated EBITDA solely for purposes of calculating the springing fixed charge coverage ratio (“FCCR”) to be annualized beginning with the fiscal quarter ended as of June 30, 2022, until the fourth fiscal quarter ended thereafter (provided that fixed charges will continue to be calculated on a trailing-twelve month basis), (vi) requires that, after giving effect to any borrowing and the use of proceeds thereof, the Company not have more than $35,000,000 in excess cash on its balance sheet and (vii) increases the amount of availability required to avoid a cash dominion event.

Keefer Lehner, EVP and Chief Financial Officer, stated, “We are very pleased to announce a one-year extension with improved terms on our ABL facility. We have an extremely supportive group of ABL lenders and appreciate their continued partnership with KLX as our underlying business continues to return to historical levels of activity and profitability. We believe this amendment enables KLX to continue to participate in the ongoing recovery in our industry by augmenting liquidity and positions KLX to generate free cash flow and ultimately reduce net debt.”

After giving effect to the Amendment, we believe KLX will be greater than 1.0:1.0 on the springing FCCR, which on a pro forma basis would have improved KLX’s liquidity by $14 million to $71 million as of June 30, 2022. Further, the Company ended August 31, 2022, with approximately $39 million in cash and pro forma $84 million of liquidity, including $45 million of pro forma availability on the August 2022 borrowing base certificate (Pro Forma for Amendment).

($ in millions)	June 30, 2022 As Reported	June 30, 2022 Pro Forma for Amendment	August 31, 2022	August 31, 2022 Pro Forma for Amendment
Cash	$ 32	$ 32	$ 39	$ 39
ABL Availability	39	39	45	45
Less: FCCR Holdback	14	0	15	0
Net Availability	25	39	30	45
Available Liquidity	$ 57	$ 71	$ 69	$ 84

Third Quarter 2022 Updated Guidance

KLX’s management is highly encouraged by the advances in pricing and utilization that have meaningfully improved the Company’s financial performance, which has only accelerated in the third quarter. After a preliminary review of KLX’s performance so far in the current quarter, the Company is raising third quarter 2022 guidance as described in the following table and re-affirms prior guidance of returning to positive free cash flow in the second half of 2022.

Q3 2022 Guidance

	Prior	Updated
Q3 2022 Sequential Revenue Growth	9% - 13%	16% - 18%
Q3 2022 Adj EBITDA Margin	10% - 12%	14% - 16%

Chris Baker, President and CEO, added, “I am extremely proud of our team. In the past 24 months we have collectively overcome the challenges of integrating two competing public companies, COVID and its impact on the demand for oilfield services, and a transitioning labor force. Through realized synergies, re-alignment of our deployed assets, and the push towards normalized pricing for our services, we are on pace to deliver our best pro forma quarterly performance since 2019. We are confident that our third quarter results will illustrate the significant operating leverage embedded in our business and the power of consolidation that yields permanent synergy realization.”

This financial guidance could be affected by external factors that are outside of the Company’s control, such as changes in its clients’ schedules, inflationary pressures, commodity price volatility and adverse weather, as well as other factors described in “Forward-Looking Statements and Cautionary Statements”. The Company expects to report actual 2022 third quarter results on or before November 11, 2022.

About KLX Energy Services

KLX Energy is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production and intervention activities for technically demanding wells from over 60 service and support facilities located throughout the United States. KLX’s complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klxenergy.com.

Forward-Looking Statements and Cautionary Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information to investors. This news release (and any oral statements made regarding the subjects of this release) includes forward-looking statements that reflect our current expectations and projections about our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature and are not current facts. When used in this news release (and any oral statements made regarding the subjects of this release), the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could,” “will” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events with respect to, among other things: our operating cash flows; the availability of capital and our liquidity; our ability to renew and refinance our debt; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy and to integrate our acquisitions; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, including due to the ongoing COVID-19 pandemic, declining commodity prices, overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by E&P companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; inflation; increases in interest rates; the ongoing war in Ukraine; supply chain issues; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Transition Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

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